Exhibit 3

                            CERTIFICATE OF CORRECTION
                                       OF
                           DOUBLE EAGLE PETROLEUM CO.

     Double Eagle Petroleum Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The name of the Corporation is Double Eagle Petroleum Co.

     2. The Corporation's Articles Of Incorporation were filed with the State Of Maryland Department Of Assessment And Taxation on January 23, 2001, and that said Articles Of Incorporation require correction as permitted by Section 1-207 of the General Corporation Law of the State Of Maryland.

     3. Paragraph (b) of Article Fourth of the Articles Of Incorporation filed with the State Of Maryland Department Of Corrections on January 23, 2001 incorrectly reads as follows:

         " (b) Each stockholder of record shall have one vote for each share of common stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting of shares of common stock is authorized."

     4. Paragraph (b) of Article Fourth of the Articles Of Incorporation is hereby corrected to read as follows:

         " (b) Each stockholder of record shall have one vote for each share of common stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate Of Correction to be executed on its behalf on this ___ day of November 2001.

                                   DOUBLE EAGLE PETROLEUM CO.


                                   By:
                                      ------------------------------------------
                                      Stephen H. Hollis, Chief Executive Officer

ATTEST:

Carol A. Osborne, Secretary

STATE OF WYOMING           )
                           )  ss.
COUNTY OF NATRONA          )

     BEFORE ME the undersigned authority personally appeared Stephen H. Hollis, known to me to be the individual described in and who executed the foregoing Certificate Of Correction, and he acknowledged that he subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid this ___ day of November 2001.


[Seal]
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                              ------------------

STATE OF WYOMING           )
                           )  ss.
COUNTY OF NATRONA          )

     BEFORE ME the undersigned authority personally appeared Carol A. Osborne, known to me to be the individual described in and who executed the foregoing Certificate Of Correction, and she acknowledged that she subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid this ___ day of November 2001.


[Seal]
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                              ------------------

                                    * * * * *

                                      -2-